EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

ENWIN RESOURCES INC.
#209 - 475 Howe Street
Vancouver, BC Canada V6C 2B3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of ENWIN RESOURCES INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: ENWIN RESOURCES INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ ________________________

Form of Payment: Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

ENWIN RESOURCES INC.

BY: __________________________________
Title: ___________________________